Exhibit 10.17

Please be advised that certain identified information has been excluded in Exhibit 10.1 because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (the “First Amendment”) is made effective as of the date of last signature, below (“Effective Date”), by and between Elevai Labs, Inc., a Delaware corporation with an address located at 120 Newport Center Drive, Suite 250, Newport Beach, California 95618 (“Licensee”) and INmune Bio Inc., a Nevada corporation with an address at 225 NE Mizner Blvd., STE 640, Boca Raton, FL 33432 (“INmuneBio”).

WHEREAS, INmuneBio and Licensee have previously entered into a non-exclusive, but exclusive as to the Field and Territory, License Agreement with effective date of January 15, 2024 (the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Agreement.

(a)	Section 3.1 of the Agreement is hereby amended as follows:

“3.1. Tech Transfer Fee. Licensee shall pay to INmuneBio a Tech Transfer Fee of $[##############], which shall be paid in accordance with the following schedule: (a) $[##############] payable upon executing this Agreement, (b) thereafter on or prior to the date that is ~~six months~~ fourteen (14) months after the Effective Date $[##############], and (c) the remaining balance of $[##############] payable upon completion of technology transfer or the date that is two years from the Effective date, whichever is first to occur, which for purposes herein, “completion of technology transfer” shall be deemed achieved upon successful completion of the first GMP manufactured batch of a Licensed Product. Notwithstanding the successful completion of the first GMP manufactured batch of a Licensed Product, upon the request of Licensee, INmuneBio shall make qualified personnel reasonable available to Licensee for support and troubleshooting purposes.”

2.	Miscellaneous.

(a) Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. All capitalized terms as set forth in the Agreement are hereby incorporated by reference for purposes of this First Amendment. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall prevail in effect.

(b) The parties acknowledge that this First Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

IN WITNESS WHEREOF, each of the Parties has duly executed this First Amendment to the License Agreement as of the Effective Date.

INmuneBio		Licensee

/s/ Mark Lowdell		/s/ Graydon Bensler
Mark Lowdell, CSO		Graydon Bensler, CEO

Date:	7/9/2024	Date:	7/9/2024